Stevens & Lee
Lawyers & Consultants

111 North 6th Street
Reading, PA 19601
(610) 478-2000  Fax (610) 376-5610
www.stevenslee.com

March 31, 2011

Board of Directors
Shiner International, Inc.
19/F Didu Building
Pearl River Plaza
No. 2 North Longkun Road
333 S. Guangchang Road
Haikou, Hainan Province
The People’s Republic of China  570125

Re:	Registration Statement on Form S-1

Gentlemen:

In connection with the registration of 3,130,000 shares of common stock, $0.001 par value per share (the “Common Stock”), by Shiner International, Inc. (the “Company”), covered by the Company’s Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, we, as counsel to the Company, have reviewed:

(1)            The Amended and Restated  Articles of Incorporation of the Company, as set forth in Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 0001-33960) filed with the U.S. Securities and Exchange Commission (“SEC”) on July 27, 2007;

(2)           The Amended and Restated Bylaws of the Company, as set forth in Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 0001-33960) filed with the SEC on July 27, 2007;

(3)           A specimen stock certificate representing the Company’s common stock, $0.001 par value per share, as set forth in Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 0001-33960) filed with the SEC on July 27, 2007;

(4)           A certificate of good standing with status in good standing, dated February 24, 2011, issued by the Department of State of the State of Nevada, with respect to the Company;

Philadelphia     •     Reading     •     Valley Forge     •     Lehigh Valley     •     Harrisburg     •     Lancaster     •     Scranton
Williamsport      •       Wilkes-Barre       •       Princeton       •       Cherry Hill        •       New York        •       Wilmington

A PROFESSIONAL CORPORATION

Stevens & Lee
Lawyers & Consultants

Board of Directors
March 31, 2011

(5)           Certain resolutions of the Board of Directors of the Company, certified as true, correct, complete and currently in effect on the date hereof by the secretary of the Company; and

(6)           A secretary’s certificate executed on behalf of the Company.

In rendering this opinion letter, we have relied as to matters of material fact upon the representations of members of the Company’s management; however, we have no reason to believe that any such representations are incorrect or incomplete.  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.  In connection with this letter, we have concerned ourselves solely with the application of the laws of the State of Nevada and the laws of the United States, and no opinion is expressed herein concerning the possible effects of the laws of any other jurisdiction.

Based upon our review of the foregoing, it is our opinion that the Common Stock covered by the Registration Statement has been duly authorized and, when issued under the terms set forth in the Registration Statement, will be fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the registration statement and to the reference to our firm in the prospectus that is made a part of the registration statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STEVENS & LEE

/s/ Stevens & Lee